Exhibit 99.4

Jack in the Box Inc. to Webcast Third Quarter FY2008 Earnings Conference Call on Aug. 6

SAN DIEGO--(BUSINESS WIRE)--Jack in the Box Inc. (NYSE: JBX) will release third quarter fiscal 2008 operating results after market close on Tuesday, Aug. 5, 2008, and the company will host a conference call to review the results on Wednesday morning, Aug. 6, 2008, beginning at 8:30 a.m. PDT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. home page at www.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. home page beginning at approximately 10:30 a.m. PDT on Aug. 6.

About Jack in the Box Inc.

Jack in the Box Inc. (NYSE: JBX), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,100 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 400 restaurants in 40 states. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291